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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-10581) pertaining to the FFE Transportation Services, Inc., Employee Stock Ownership Plan and in the related Prospectus, the Registration Statement (Form S-8 No. 33-11150) pertaining to the Conwell Corporation Employee Stock Ownership Plan and in the related Prospectus, and in the Registration Statement (Form S-8 No. 33-16988) pertaining to the Savings Plan for Employees of Frozen Food Express Industries, Inc., and in the related Prospectus of our reports dated June 23, 1998, with respect to the financial statements of FFE Transportation Services, Inc., Employee Stock Ownership Plan, Conwell Corporation Employee Stock Ownership Plan, and Savings Plan for Employees of Frozen Food Express Industries, Inc., all of which are included in this Amendment No. 2 to the Annual Report (Form 10-K) of Frozen Food Express Industries, Inc., for the year ended December 31, 1997.



Waters, Murray & Associates
Mansfield, Texas
June 23, 1998


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